Exhibit 10.12

SUBLEASE

THIS SUBLEASE (“Sublease”) is made as of this 1st day of November, 2003, by and between FOLEY & LARDNER LLP, a general partnership organized under the laws of the State of Wisconsin (“Sublessor”) and GEOPETRO RESOURCES COMPANY, a California corporation (“Sublessee”).

RECITALS

A.                                   Sublessor, as tenant, and EOP-Maritime, LLC, a Delaware limited liability company, as beneficiary of that certain Land Trust dated February 19, 1997 and known as the Stanley M. Stevens Trust No. 350 (“Landlord”) are parties to that certain Lease Agreement dated November 17, 1995 by and between Weissburg and Aronson, Inc. (being the predecessor in interest to Sublessor) and JMB Group Trust IV and Endowment and Foundation Realty, Ltd. – JMB III (being the predecessor-in-interest to Landlord), as amended by that First Amendment to Lease Agreement dated April 27, 1998, Second Amendment to Lease Agreement dated October 1, 1998, Third Amendment to Lease Agreement dated November 1, 1998, a Termination Notice dated November 4, 1998 with respect to certain 10th floor space, Fourth Amendment to Lease Agreement dated January 10, 1999, Fifth Amendment to Lease Agreement dated April 10, 2001, and Sixth Amendment to Lease Agreement dated as of December 6, 2001 (collectively, as so amended, the “Lease”). The Lease demises to Sublessor certain office space (“Leased Premises”) in the building commonly known as One Maritime Plaza, San Francisco, California (“Building”).

B.                                     Subject to the terms and conditions herein set forth, Sublessor desires to sublease a portion of the Leased Premises to Sublessee and Sublessee desires to accept a portion of the Leased Premises from Sublessor.

C.                                     Terms used in this Sublease, unless specifically defined herein, shall have the same meanings as provided in the Lease.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.                                       Sublease of the Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts from Sublessor, that portion of the Leased Premises consisting of approximately 2,956 rentable square feet on the 7th floor of the Building and commonly known as Suite 725, as depicted on Exhibit A attached hereto and made a part hereof (“Subleased Premises”), upon the terms and conditions set forth herein.

2.                                       Permitted Use. The Subleased Premises may only be used for the purposes permitted by the Lease.

3.                                       Term.

(a)                                  The term of this Sublease (“Term”) shall commence on March 1, 2004 (the “Commencement Date”) and, subject to the provisions of Section 3(b) below, shall terminate on February 28, 2009 (the “Termination Date”) or such earlier date as this Sublease may be terminated pursuant to the provisions hereof. Notwithstanding anything contained herein to the contrary, provided that it is bound by all of the terms of this Sublease, Sublessee shall have access to the Premises upon full execution of this Sublease (“Early Occupancy”). During such Early Occupancy, Sublessee shall not be obligated to pay Rent until the Commencement Date, but shall be bound by all of the other terms and conditions of this Sublease.

(b)                                 Either Sublessor or Sublesee may terminate this Sublease effective on February 28, 2007 (the “Early Termination Date”) by giving notice to the other party no more than nine (9) nor less six (6) months prior to the Early Termination Date.

4.                                       Delivery of Subleased Premises. Provided that Landlord has consented to this Sublease as provided below, Sublessor shall deliver the Subleased Premises to Sublessee in its “as is, where is” condition (subject to removal by Sublessor of its existing furniture therefrom, to the extent requested by Sublessee no later than thirty days after the Commencement Date) on the date that Landlord consents to this Sublease (the “Delivery Date”).

5.                                       Rent.

(a)                                  Rent during the first thirty-six (36) months of the Term (“Base Rent”) shall be calculated at an annual rate of Twenty-Three Dollars and 50/100ths ($23.50) per rentable square foot of the Subleased Premises, for a monthly rental of Five Thousand Seven Hundred Eighty-Eight Dollars and 83/100ths ($5,788.83). Rent from the thirty-seventh (37th) month to the sixtieth (60th) month of the Term shall be calculated at an annual rate of Twenty-Six Dollars and 50/100ths ($26.50) per rentable square foot of the Subleased Premises, for a monthly rental of Six Thousand Five Hundred Twenty-Seven Dollars and 83/100ths ($6,527.83). For purposes of this Section 5, the parties agree that the rentable area of the Subleased Premises is 2,956 square feet, and Sublessee’s Prorata Share (as such term is defined in the Lease) is 0.5820%. Sublessor and Sublessee agree that no redetermination of the rentable areas of the Subleased Premises shall be undertaken for purposes of determining Base Rent or Sublessee’s Proportionate Share except as may be undertaken by Landlord pursuant to any rights specifically provided to Landlord in the Lease. All Base Rent shall be paid to Sublessor in monthly installments, in advance, on the Commencement Date and on the first day of each month thereafter during the Term, at Sublessor’s address for notice specified under Section 16 below.

(b)                                 In addition to the Base Rent specified above, commencing on the Commencement Date, Sublessee shall pay to Sublessor Sublessee’s Prorata Share of the increase, if any, in the amount of Taxes and Operating Expenses payable by Sublessor in any year of the term over the amount of Taxes and Operating Expenses paid in 2004 by Sublessor (“Additional Rent” and together with Base Rent and any other amounts due to Sublessor hereunder, “Rent”). Additional Rent shall be paid by Sublessee in such manner, and at such times, as are specified for Sublessor’s payment thereof under the Lease. If Sublessor shall receive any refund of Additional Rent from Landlord pursuant to the Lease, as a result of a dispute or otherwise, Sublessor shall promptly pay to Sublessee any such refund (after deducting from the amount of any such refund an equitable portion of all expenses and reasonable attorneys’ fees incurred by Sublessor in resolving any dispute related to such refund) applicable to the Subleased Premises.

(c)                                  Rent due hereunder by Sublessee does not include Landlord charges for extras or additional services requested from Landlord by Sublessee which are not provided to all tenants under the Lease. Any such charges for extra or additional services provided to Sublessee by Landlord shall become additional Rent due hereunder.

(d)                                 Rent shall be prorated on a per diem basis for the month in which the Sublease commences and terminates if the Term commences or terminates on other than the first or last day of a month, as applicable. In the event of any increases or decreases to the rentable area of the Subleased Premises during the Term pursuant to the Lease, Rent shall be equitably adjusted on a per square foot basis.

6.                                       Security Deposit.

Sublessee shall deposit with Sublessor the sum of Five Thousand Seven Hundred Eighty-Eight Dollars and 83/100ths ($5,788.83) (“Security Deposit”) upon Sublessee’s execution of this Sublease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Sublessee of the terms and provisions of this Sublease. In the event that Sublessee is in default hereunder and fails to cure such default within any applicable time permitted under this Sublease or the Lease, or in the event that Sublessee owes any amounts to Sublessor upon the expiration of this Sublease, Sublessor may use or apply the whole or any part of the Security Deposit against the payment of Sublessee’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Sublessor from exercising any other right or remedy provided hereunder or under any law applicable hereto, and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Sublessee shall deposit with Sublessor within ten (10) days after written notice an amount sufficient to restore the full amount of the Security Deposit. Sublessor shall not be required to keep the Security Deposit separate from Sublessor’s general funds or to pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Sublessee within thirty (30) days after Sublessee has vacated the Subleased Premises in accordance with this Sublease.

7.                                       Condition Of Subleased Premises. Sublessor shall deliver the Subleased Premises in its “as is, where is” condition as provided in Section 4 above. Sublessee has inspected the Subleased Premises and the common areas relating thereto and by taking occupancy thereof shall be conclusively deemed to have accepted the Subleased Premises in its “as is, where is” condition and to have approved the condition thereof. No representations, warranties, covenants, agreements or promises have been made to alter, remodel or improve the Subleased Premises.

8.                                      Tenant Improvements; Allowance.

(a)                                  Upon Landlord’s approval of Sublessee’s plans for alterations to the Subleased Premises (the “Plan of Alterations”) and its proposed budget and construction schedule, Sublessor shall deposit a tenant improvement allowance of Thirty-Five Thousand Four Hundred Seventy-Two and No/100ths Dollars ($35,472.00) (the “Allowance”) into a title company escrow (“Escrow”) to be established by Sublessor and Sublessee with an escrow agent reasonably acceptable to Sublessor and Sublessee pursuant to the terms of a separate escrow agreement reasonably acceptable to Sublessor and Sublessee. Simultaneous with Sublessor’s deposit of the Allowance, Sublessee shall deposit into the Escrow an amount equal to the difference between (i) the estimated total costs to be incurred by Sublessee for Work performed pursuant to the Plan of Alterations, as set forth on the project budget for the Work prepared by Sublessee and approved by Sublessor, and (ii) the Allowance. The Allowance shall be disbursed monthly on a pro-rata basis with Sublessee’s deposit as tenant improvement costs are incurred by Sublessee upon Sublessee’s delivery to the escrow agent of the following: (i) a requisition specifying the work, materials and services for which payment is requested, together with bills from the general contractor and subcontractors, suppliers and consultants for such work, materials and services, (ii) the written certification of Sublessee’s architect to the effect that the amounts requisitioned are proper in all material respects and that the work and materials represented thereby have been installed substantially in accordance with the approved plans, and (iii) partial or full conditional releases of lien, covering the labor or materials for which such payment is sought, from the general contractor and any subcontractors hired to furnish, install or supply material for any part of the construction. Failure of Sublessee to complete any Work for any reason shall not delay the commencement of the Term, or the Commencement Date. The Allowance may be used by Sublessee for the costs of labor and materials necessary to complete the Work identified in the Plan of Alterations, for architectural, engineering and construction supervisory fees, and for reasonable moving expenses, but may not be used to pay for furniture, equipment or other personal property. In the event any portion of the Allowance has not been deposited or disbursed by the date that is two (2) years after the Commencement Date, then Sublessee shall receive a credit of one-half of the remaining Allowance which shall be applied towards the next Base Rent payment due. The other one-half of the remaining Allowance shall be returned to Sublessor without credit to Sublessee.

(b)                                 All Work undertaken by Sublessee shall comply with (i) the Building Code of the City and County of San Francisco and State of California or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (ii) applicable standards of the National Board of Fire Underwriters and National Electrical Code and (iii) building material manufacturers’ specifications. Performance of the Work shall be subject to the terms and conditions of the Lease, including without limitation, the payment by Sublessee of any construction supervisory fee payable to Landlord in accordance with Lease. Sublessor shall not assess a separate construction supervisory fee in addition to the supervisory fee payable to Landlord.

(c)                                  Sublessee acknowledges that asbestos-containing materials (“ACM”) may be present at the Subleased Premises and that airborne asbestos fibers may create a health hazard unless proper procedures are followed when performing any Work, including the initial tenant improvements for which the Allowance is provided. Before commencing any Work, Sublessee and its contractor shall consult with Landlord and Landlord’s asbestos consultant concerning appropriate procedures to be followed. Landlord may require initial asbestos related work to be performed prior to commencement of Sublessee’s Work and may require Sublessee to consent to additional terms and conditions. Any such Landlord work shall be performed at Sublessee’s sole expense. During performance of any Work, Sublessee shall require that its contractor comply with all laws, rules, regulations and other governmental requirements, as well as all directives of Landlord’s asbestos consultant respecting ACM. Sublessee hereby irrevocably appoints Landlord and Landlord’s asbestos consultant as Sublessee’s attorney-in-fact for purposes of supervising and directing any asbestos-related aspects of the Work, but such appointment shall not relieve Sublessee from its obligations hereunder, nor impose any affirmative requirement on Landlord or Sublessor to provide such supervision or direction.

(d)                                 Sublessee acknowledges that (i) any Work performed within the Subleased Premises may trigger a requirement that fire sprinklers be installed in the ceiling of the Subleased Premises; and (ii) installation of fire sprinklers in the ceiling of the Subleased Premises may trigger a requirement that suspected ACM contained therein be removed or otherwise remediated. Sublessor shall have no responsibility to pay any of the costs or expenses connected with these requirements other than paying the Allowance into Escrow as provided in paragraph (a) above.

9.                                       Landlord’s Building Services. Sublessee shall look solely to Landlord for the provision of all of the Building services to be provided by Landlord under the Lease. Sublessee shall have no right or remedy against Sublessor for Landlord’s failure to provide any services to be provided by Landlord under the terms and conditions of the Lease (unless such failure shall be due to the conduct of Sublessor or its agents or other sublessees of Sublessor), and Sublessor shall have no obligation to provide any such services whatsoever to Sublessee, provided that Sublessor shall, at Sublessee’s request, use reasonable efforts (at no cost or expense to Sublessor) to cause Landlord to comply with its obligations under the Lease. Failure on the part of Landlord to provide any such services, or to perform any of its other obligations under the Lease, shall not be deemed to be a default on the part of Sublessor under this Sublease or an eviction or disturbance of Sublessee’s use or possession of the Subleased Premises or a reason to relieve Sublessee from the performance of any of its obligations under this Sublease (including but not limited to, Sublessee’s obligation to pay Rent) or a reason to terminate this Sublease. If Landlord shall default in any of its obligations to Sublessor with respect to the Subleased Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor’s rights against Landlord. If after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor’s rights against Landlord in respect of the Subleased Premises within a reasonable period of time given the nature of Landlord’s default, Sublessee shall have the right to take such action in its own name, and Sublessee hereby agrees that Sublessee shall indemnify and hold harmless Sublessor from and against all liability, loss, damage or expense, including reasonable attorneys’ fees, which Sublessor shall suffer or incur by reason of such action.

10.                                 Incorporation of and Compliance with Lease.

(a)                                  The rights and interests provided herein to Sublessee are subject and subordinate to the terms and provisions of the Lease. Sublessor represents and warrants that

Sublessor has previously delivered to Sublessee a true, correct and complete copy of the Lease and that there have been no amendments or modifications of the Lease, except as described in Recital A above. Except with respect to Rent and as otherwise expressly provided in this Sublease and except with respect to those terms and conditions which, by their nature do not relate to the Subleased Premises or are inapplicable or inappropriate to the subleasing of the Subleased Premises:  (i) this Sublease is subject to, and is made upon, all of the terms and conditions of the Lease, as if the same were incorporated herein by reference and (ii) Sublessee assumes and agrees to perform and be bound by all of the covenants, agreements and obligations on the part of Sublessor as tenant under the Lease as the same pertain to the Subleased Premises, and, except as set forth herein, Sublessor assumes and agrees to perform and be bound by all of the covenants, agreements and obligations on the part of Landlord as landlord under the Lease as the same pertain to the Subleased Premises.

(b)                                 For purposes of incorporation into this Sublease, (i) references in the Lease to “the date hereof”, “the date of this Lease” and similar references shall be deemed to refer to the date of this Sublease; (ii) references in the Lease to “Landlord” and to “Tenant” shall be deemed to refer to “Sublessor” and Sublessee” hereunder respectively; (iii) references in the Lease to the “Premises” shall be deemed to refer to the “Subleased Premises”; (iv) references in the Lease to “the Lease” or “this Lease” shall be deemed to refer to “this Sublease”.

(c)                                  Notwithstanding anything herein to the contrary, Sublessee agrees that it is acquiring no rights under the Lease with respect to any options or rights of first refusal or rights of first offer to expand the Subleased Premises or extend the Term, and Sublessor shall have no obligation to exercise any such options or rights.

(d)                                 Sublessee shall comply at all times with all rules and regulations promulgated from time to time in connection with the Lease. All references in such rules to “Tenant” shall apply to Sublessee.

(e)                                  Except with respect to actions to be taken by Sublessee for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Lease for the giving or making of any notice by the tenant thereunder to Landlord, the holder of any mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purposes of this Sublease, by shortening the same in each instance by five (5) days with respect to all such periods of ten (10) days or more and by three (3) days with respect to all such periods of five (5) days or more but less than ten (10) days.

(f)                                    Neither Sublessor nor Sublessee shall take any action, nor make any omission, that would cause Sublessor to be in default under the Lease. Each party shall indemnify and hold the other party harmless from and against any and all claims, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees) and other liability of any kind whatsoever to the extent that the same result directly from any breach or default by said defaulting party under this Section.

(g)                                 Notwithstanding anything to the contrary contained in this Sublease, (i) Sublessee agrees that Sublessor does not make or adopt any representation or warranty of Landlord that has been incorporated herein from the Lease; and (ii) if any of the terms of the Lease are inconsistent with the terms of this Sublease, the terms of this Sublease shall control as between Sublessor and Sublessee.

(h)                                 Sublessor represents that the Lease is in full force and effect, that Sublessor has not received any notice of default from Landlord which remains uncured as of the date hereof, and that to Sublessor’s knowledge, neither Sublessor nor Landlord is in default with respect to any material obligation of such party under the Lease.

(i)                                     Promptly after receipt from Landlord, each party hereto shall deliver to the other party hereto a copy of each notice of default, and of each other notice, statement, demand and other communication given or sent by or on behalf of Landlord which relates or is applicable to the Subleased Premises, Sublessee’s use and occupancy thereof or the services and facilities of the Building furnished to the Subleased Premises or Sublessee.

11.                                 Consents and Approvals.           In all provisions requiring the approval or consent of Sublessor or Landlord (whether pursuant to the express terms of this Sublease or the terms of the Lease incorporated herein), Sublessee shall be required to obtain the approval or consent of Landlord and then to obtain like approval or consent of Sublessor. Whenever Sublessor has agreed that a required consent or approval shall not be withheld or delayed or unreasonably withheld or delayed, whether in this Sublease or pursuant to any provision of the Lease incorporated herein, Sublessor may withhold its consent or approval and it shall be deemed reasonable for Sublessor to withhold or delay its consent or approval if Landlord shall have delayed or refused to give any consent or approval which may be requested of it. Without intending to waive Sublessee’s obligation hereunder to obtain the consent or approval of Landlord prior to obtaining the like consent or approval of Sublessor, if Sublessor is required or has determined to give its consent or approval to a matter as to which consent or approval has been requested by Sublessee, excluding approval of this Sublease, Sublessor shall cooperate reasonably with Sublessee in endeavoring to obtain any required Landlord’s consent or approval upon and subject to the following terms and conditions:  (i) Sublessee shall reimburse Sublessor for any reasonable out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (ii) Sublessor shall not be required to make any payments to Landlord or to enter into any agreements or to modify the Lease or this Sublease in order to obtain any such consent or approval, (iii) neither the granting of such approval or consent by Sublessor nor the occurrence of the matter for which such approval or consent is sought will result in any increase in Sublessor’s obligations to Landlord under the Lease, and (iv) a person or entity acceptable to Sublessor shall, in a written instrument reasonably satisfactory to Sublessor and its counsel, indemnify and hold harmless Sublessor from and against all losses, costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Sublessor may suffer or incur as a result of or arising out of its approval or consent to such matter.

12.                                 Insurance.

(a)                                  Sublessee shall maintain at its sole cost commencing on the Delivery Date and continuing throughout the Term hereof such insurance policies with respect to the Subleased Premises as are required to be maintained by Sublessor as tenant under the Lease with respect to the Subleased Premises. All such policies shall name as additional insureds thereunder Landlord, Sublessor, and all such other parties as may be required under the Lease, as their respective interests may appear, and all such policies shall provide all coverage and contain all other provisions as are required to be contained and provided in the insurance policies to be carried and maintained by Sublessor as tenant under the Lease, with respect to the Premises. Without limiting the generality of the foregoing, Sublessee shall, promptly after Sublessor’s or Landlord’s request, deliver to Sublessor and Landlord certificates evidencing all policies of insurance required to be carried by Sublessee hereunder.

(b)                                 Sublessee agrees to have all property and liability insurance which may be carried by it with respect to the Subleased Premises endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or from any of the parties named in Section 12(a) above which is entered into in writing by the insured thereunder prior to any loss or damage, shall not affect the validity of said policy or the right of the insured to recover thereunder, and each of Sublessee’s policies shall provide further that the insurer shall waive all rights of subrogation which such insurer might have against Sublessor, Landlord and the additional insured parties named in Section 12(a) above. Without limiting any release or waiver of liability or recovery contained in any other section of this Sublease, but rather in confirmation and furtherance thereof, Sublessee hereby waives all claims for recovery from and rights of subrogation against Landlord and Sublessor (and those for whom Sublessor is responsible under applicable law) and their respective agents, partners, servants and employees for any loss or damage to any of Sublessee’s property.

(c)                                  Each policy required to be maintained hereunder shall provide that Sublessor and Landlord shall receive thirty (30) days advance written notice in the event of a cancellation of or material change in such policy.

(d)                                 If the annual insurance premiums to be paid by Landlord under the Lease shall exceed the standard rates because Sublessee’s operations, the contents of the Subleased Premises, or the improvements with respect to the Subleased Premises beyond building standard, result in extra hazardous exposure, Sublessee shall promptly pay the excess amount of the premium upon request by Landlord.

13.                                 Damage By Fire or Other Casualty; Condemnation. Notwithstanding the incorporation of Articles 10 and 12 of the Lease with respect to casualty and condemnation, Sublessor shall not have any obligation to rebuild or restore the Subleased Premises in the event of any damage or destruction thereto, and Sublessee shall look solely to Landlord with respect to all obligations of Landlord under Articles 10 and 12 of the Lease.

14.                                 Removal of Alterations and Improvements. On termination of this Sublease, to the extent required by Landlord pursuant to the Lease, or pursuant to any document executed by Landlord or Sublessee in connection with any alterations or improvements made by or on behalf of Sublessee, Sublessee shall remove, at Sublessee’s cost, any or all of such improvements made by Sublessee or its agents, assigns or subtenants (including any rooftop installations and related conduit and cabling), and restore the Subleased Premises (or any part thereof) to the same condition as existed on the Delivery Date, broom clean, reasonable wear and tear excepted. Should Sublessee fail to remove such improvements and restore the Subleased Premises as of the termination of this Sublease, Sublessor shall have the right to do so, and charge Sublessee the costs incurred by Sublessor in connection therewith.

15.                                 Brokerage. Sublessor and Sublessee mutually warrant that no broker or agent has been involved in this transaction or is owed any fee or commission in connection therewith, except for Jones Lang LaSalle and Colliers International (collectively, “Brokers”). Sublessor shall pay the commission due to the Brokers pursuant to separate written agreements executed by or on behalf of Sublessor and the Brokers. Each party shall indemnify and hold the other party harmless from any claims, commissions, finders’ fees or similar charges claimed by any party other than Brokers if such claim arises due to its actions.

16.                                 Notice. All notices, demands, requests, consents or other communications required or permitted hereunder shall be in writing and shall be transmitted as follows:

If to Sublessor:	Foley & Lardner LLP One Maritime Plaza, Suite 600 San Francisco, California 94111 Attn: Managing Partner

With a copy to:	Foley & Lardner LLP 777 East Wisconsin Ave. Milwaukee, WI 53202-5367 Attn: Chief Operating Officer

If to Sublessee prior to the Commencement Date:	GeoPetro Resources Company One Maritime Plaza, Suite 400 San Francisco, CA 94111 Attn.: President

If to Sublessee on or following the Commencement Date:	GeoPetro Resources Company One Maritime Plaza, Suite 725 San Francisco, California 94111 Attn.: President

or to such other persons or addresses as may be designated to the other party in writing. If a notice is: (a) mailed by U.S. certified mail, return receipt requested, it shall be deemed to be delivered three (3) days after posting; or (b) transmitted by personal delivery, facsimile or by a nationally recognized overnight carrier, it shall be deemed to be delivered upon its receipt by the addressee.

17.                                 Renewal. Sublessee shall have no right to renew or extend this Sublease.

18.                                 Signage. Sublessee shall work directly with Landlord on any requests for building standard directional signage and suite identification signage, and shall pay any costs required to be paid to Landlord for such signage in accordance with the Lease.

19.                                 Indemnity. Sublessee shall indemnify, hold harmless and forever defend Sublessor from and against any and all damages, claims, costs, suits, proceedings, losses and liabilities (to persons or property) which result or arise from or in connection with (i) the use, occupancy, management, repair, maintenance or control of the Subleased Premises or any portion thereof by Sublessee or Sublessee’s agents, employees, contractors, licensees or invitees and (ii) any act or omission of Sublessee or Sublessee’s agents, employees, contractors, licensees or invitees. Sublessee shall assume all of the costs associated with defending against any claims, suits, proceedings or actions brought against Sublessor in respect of the foregoing, including, without limitation, reasonable attorneys’ fees and expenses.

20.                                 Quiet Enjoyment. Sublessor covenants and agrees that the Sublessee, upon timely payment of Rent and performance of Sublessee’s obligations hereunder, shall have peaceful and quiet enjoyment of the Subleased Premises, subject to the terms and conditions of this Sublease.

21.                                 Miscellaneous.

(a)                                  The section headings in this Sublease are inserted for convenience only and in no way define, describe or limit the scope of this Sublease or the interest of any provision hereof.

(b)                                 Capitalized terms used but not defined herein shall have the meaning given them in the Lease.

(c)                                  Time is of the essence of this Sublease.

(d)                                 This Sublease shall be governed and construed in accordance with the internal laws of the State of California without giving effect to choice of law principles.

(e)                                  This Sublease creates no rights in any person or entity other than Sublessor and Sublessee, whether under a third party beneficiary theory or otherwise.

(f)                                    This Sublease constitutes the entire agreement between the Sublessor and Sublessee as to the subject matter hereof and supercedes and replaces any and all prior representations, warranties, agreements and undertakings between the parties.

(g)                                 In the event any provision of this Sublease is found by a court of competent jurisdiction to be invalid, void or unenforceable, then such invalid, void or unenforceable provision shall be deleted and the remainder of this Sublease shall continue in full force and effect.

(h)                                 Each party to this Sublease represents to the other that it has all right, power and authority to enter into this Sublease and to carry out the obligations of such party hereunder.

(i)                                     This Sublease may be executed in any number of counterparts and all such counterparts shall constitute one agreement.

22.                                 Landlord Consent. The effectiveness of this Sublease and the obligations of Sublessor and Sublessee hereunder are subject to the condition that Landlord executes and delivers a written consent to this Sublease in form and substance satisfactory to Sublessee and Sublessor. Sublessor will submit this Sublease to Landlord for consent promptly following the execution and delivery of this Sublease. Sublessee agrees that it shall cooperate in good faith with Sublessor and shall comply with any reasonable request made of Sublessee by Sublessor or Landlord in connection with the procurement of such consent including, without limitation, the execution and delivery of a written form of consent to sublease required by Landlord, provided that such form of consent does not in any respect decrease Sublessee’s rights or increase Sublessee’s obligations in connection with this Sublease. In no event shall Sublessor be obligated to make any payment to Landlord in order to obtain the consent of Landlord to this Sublease or any provisions hereof. In the event that Landlord fails to provide such consent on or before December 31, 2003, either party hereto may terminate this Sublease by providing written notice of such termination to the other party hereto.

23.                                 No Personal Recourse. Notwithstanding any statutory or common law principle under which partners of a general partnership are liable for the obligations of the partnership, Sublessee agrees that the liability of Sublessor under this Sublease, including any indemnities, representations, covenants and warranties provided for herein, is and shall be limited to the assets of FOLEY & LARDNER LLP. Sublessee agrees that none of the partners of Sublessor shall be personally liable for any obligation under this Sublease and Sublessee shall not have recourse against any of the personal assets of Sublessor’s partners.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Sublessee and Sublessor have caused this Sublease to be executed and delivered as of the date first above written.

SUBLESSOR:		SUBLESSEE:

FOLEY & LARDNER LLP		GEOPETRO RESOURCES COMPANY

By:	/s/ Nancy J. Geener	By:	/s/ Stuart J. Doshi
Name:	Nancy J. Geener	Name:	Stuart J. Doshi
Title:	Office Managing Partner	Title:	President

SUBLEASE SIGNATURE PAGE

EXHIBIT A

[ATTACH DIAGRAM OF SUBLEASED PREMISES]